Exhibit 99.1

CEDAR REALTY TRUST

44 South Bayles Avenue

Port Washington, New York 11050

February 16, 2018

Snow Park Capital Partners, LP

515 Madison Avenue, 20th Floor

New York, New York 10022

Dear Sirs:

This letter agreement (this “Agreement”) constitutes the entire agreement between Cedar Realty Trust, Inc., a Maryland corporation (the “Company”), and Snow Park Capital Partners, LP, a Delaware limited partnership, and Jeffrey Pierce (collectively, with their Affiliates, “Snow Park”), with respect to the matters set forth below. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Paragraph 14 below.

1.	The Nominating/Corporate Governance Committee of the Company’s Board of Directors (the “Board”) shall engage a nationally recognized independent director search firm to conduct a search process to help identify as promptly as practicable a new director (the “New Director”) who shall qualify as Independent and satisfy the Board’s membership criteria set forth in the Company’s Corporate Governance Guidelines and Principles. The Nominating/Corporate Governance Committee will then interview candidates identified by the director search firm and select a potential New Director candidate. After such candidate has been selected by the Nominating/Corporate Governance Committee and agrees to serve, Snow Park shall be given a reasonable opportunity to meet with and interview such Person and provide the Nominating/Corporate Governance Committee with any input on such Person. The Nominating/Corporate Governance Committee shall consider in good faith Snow Park’s input on such Person, but for avoidance of doubt, Snow Park shall not have any approval rights with respect to the addition of such Person to the Board. Subsequently, the Board will take such actions as are necessary to promptly (i) if prior to the time that the Company files with the SEC its definitive proxy statement for the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), include the New Director on its slate of seven nominees for election to the Board at the 2018 Annual Meeting or (ii) if following the time that the Company files with the SEC its definitive proxy statement for the 2018 Annual Meeting, appoint the New Director to serve as a director on the Board. As applicable, the Company will recommend (and will not change such recommendation in a manner adverse to the New Director) that the Company’s stockholders, in connection with the 2018 Annual Meeting (and any adjournments or postponements thereof), vote in favor of the election of the New Director, cause all shares of the Company’s common stock, $0.06 par value per share (“Common Stock”), represented by proxies granted to it (or any of its officers, directors or representatives) to be voted in favor of the New Director and otherwise support the New Director for election in a manner no less rigorous and favorable than the manner in which the Company supports its other director nominees. Notwithstanding anything to the contrary contained in this Agreement, at such time that Snow Park and its Affiliates beneficially or economically own less than 2.5% of the Company’s outstanding shares of Common Stock, the obligations of the Company under paragraphs 1 and 2 shall terminate.

2.	If the New Director resigns, refuses or is unable to serve or fulfill her duties as a nominee or director on the Board prior to the Expiration Time, Snow Park and the Company shall mutually agree on a replacement for the New Director, provided that any such proposed replacement must satisfy the Board membership criteria set forth in the Company’s Corporate Governance Guidelines and Principles. Such replacement for the New Director shall be nominated or appointed to the Board to serve the unexpired term of the New Director and all references to the “New Director” under this Agreement shall be deemed to refer to such replacement.

3.	Snow Park acknowledges that the New Director, upon election to the Board, will serve as a member of the Board and will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the Company as other directors, and shall have the same rights, benefits, and obligations including with respect to insurance, indemnification, exculpation, compensation and fees as are applicable to all independent directors of the Company.

4.	The Company agrees to submit at the 2018 Annual Meeting a proposal regarding amending the Company’s Articles of Incorporation, as amended (the “Charter”), to provide stockholders with the power to amend the Company’s By-Laws, as amended (the “By-Laws”), by the affirmative vote of holders of a majority of the outstanding shares of the Company’s Common Stock (the “By-Law Amendment Proposal”), and as part of the definitive proxy statement for the 2018 Annual Meeting the Board will recommend that the Company’s stockholders vote in favor of the By-Law Amendment Proposal. In connection with the execution of this Agreement, the Board approved, subject to stockholder approval of the By-Law Amendment Proposal, the amendment and restatement of Article 9 of the By-Laws in the form attached hereto as Exhibit A (the “By-Law Amendment”). The By-Law Amendment does not require approval by the Company’s stockholders but is conditioned upon the approval of the By-Law Amendment Proposal at the 2018 Annual Meeting and upon the effectiveness of such amendment to the Charter upon filing with the Maryland State Department of Assessments and Taxation (the “SDAT”). If the By-Law Amendment Proposal is not approved by stockholders at the 2018 Annual Meeting, then the proposed Charter amendment will not be filed with the SDAT, the By-Law Amendment will not become effective, and the Board will continue to have the exclusive power to adopt, alter or repeal any provision of the By-Laws in accordance with Article V, Section F of the Charter as currently in effect. For the avoidance of doubt, the proposed Charter amendment will be no more restrictive than the By-Law Amendment.

5.	Snow Park hereby represents to the Company that, (i) as of the date of this Agreement, Snow Park and each of its Affiliates beneficially owns the number of shares of Voting Securities and preferred stock set forth opposite such entity’s name on Schedule 1 hereto, and (ii) except as set forth on Schedule 1 hereto, neither Snow Park nor any of its Affiliates, is a party to any swap or other derivative agreements of any nature with respect to the Voting Securities. Snow Park further represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of Snow Park, enforceable against it in accordance with its terms; (b) it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not contravene any provision of law applicable to it; (d) neither it nor any of its Affiliates has or will during the Restricted Period have, any agreement, arrangement or understanding, written or oral, with the New Director or any other member of the Board pursuant to which such individual has been or will be compensated for his or her service as a director on, or nominee for election to, the Board; and (e) Snow Park has not, and will not during the Restricted Period, file any statement of beneficial ownership on Schedule 13D pursuant to the Exchange Act with respect to the Company. Snow Park shall provide written notice to the Company within five business days following each of the dates on which Snow Park and its Affiliates beneficially own less than 3.0% and less than 2.5% of the Company’s outstanding shares of Common Stock.

6.	The Company represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (b) this Agreement does not require the approval of the stockholders of the Company; and (c) this Agreement does not and will not violate any law, any order of any court or other agency of government, the Company’s Charter or By-Laws, each as may be amended from time to time, or any provision of any agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

7.	Snow Park hereby agrees to vote all Voting Securities that it beneficially owns and is entitled to vote at the 2018 Annual Meeting in favor of (a) the election of directors nominated by the Board and (b) otherwise in accordance with the Board’s recommendation on any proposal; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to any proposals (other than the election or removal of directors or the By-Law Amendment Proposal), Snow Park shall be permitted to vote in accordance with ISS’s recommendation; provided, further, that Snow Park shall be permitted to vote in its sole discretion with respect to any Extraordinary Transaction (as defined in Paragraph 8(e)). For the avoidance of doubt, for purposes of this Paragraph 7, shares of Company Common Stock underlying physically-settled swap instruments held by Snow Park or its controlling or controlled Affiliates shall not be deemed to be “beneficially owned” by Snow Park or its controlling or controlled Affiliates, as applicable.

8.	From the date of this Agreement until the Expiration Time (such period, the “Restricted Period”), Snow Park will not, and will cause its Affiliates and principals, directors, general partners, officers, employees, and agents and representatives acting on its behalf (collectively, the “Restricted Persons”) not to, directly or indirectly, absent prior express written authorization by the Board:

(a) engage in any “solicitation” (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;

(b) knowingly encourage, advise or influence any other Person or knowingly assist any Person in so encouraging, advising or influencing any Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum, binding or non-binding (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter);

(c) form, join or act in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act with respect to any Voting Securities, other than solely with other Affiliates of Snow Park with respect to Voting Securities owned by them;

(d) acquire, or offer, seek or agree to acquire, by purchase or otherwise, or direct any Third Party in the acquisition of, additional Voting Securities of the Company, or rights or options to acquire additional Voting Securities of the Company, including any swap or hedging transaction or other derivative agreements of any nature whatsoever with respect to the Voting Securities, such that the Restricted Persons would beneficially or economically own more than 3.9% of the Company’s outstanding shares of Common Stock;

(e) make or in any way participate, directly or indirectly, in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries or its or their securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict Snow Park from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company); or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement regarding any of the types of matters set forth above in this paragraph;

(f) enter into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other Affiliates of Snow Park, with respect to Voting Securities now or hereafter owned by them and other than granting proxies in solicitations approved by the Board;

(g) (i) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as set forth herein, (ii) seek, alone or in concert with others, the removal of any member of the Board, except as set forth herein; or (iii) conduct a referendum of stockholders;

(h) make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(i) make any request for stock list materials or other books and records of the Company under Maryland law;

(j) except as set forth herein, make any proposal to the Company or its management or Board with respect to, or issue any press releases or make any statements which could reasonably be expected to become public with respect to: (i) any change in the number or term of directors or the filling of any vacancies on the Board, (ii) any material change in the capitalization of the Company, (iii) any other change in the Company’s management, business or corporate structure, (iv) any waiver, amendment or modification to the Company’s Charter or By-Laws, or other actions which may impede the acquisition of control of the Company by any person in any way whatsoever, (v) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, (vi) any Extraordinary Transaction involving the Company or to which it is a party, or (vii) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(k) institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this paragraph; provided, however, that for the avoidance of doubt the foregoing shall not prevent any Restricted Person from (A) bringing litigation to enforce the provisions of this Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against a Restricted Person, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement or the topics covered in the correspondence between the Company and the Restricted Persons prior to the date hereof, or (D) exercising statutory appraisal rights; provided, further, that the foregoing shall also not prevent the Restricted Persons from responding to or complying with a validly issued legal process;

(l) enter into any negotiations, agreements or understandings with any Third Party to take any action that Snow Park is prohibited from taking pursuant to this paragraph; or

(m) make any request or submit any proposal to amend or waive the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal.

9.	The Company hereby releases and forever discharges any and all actual, threatened or potential claims, causes of action, demands, rights, requests for injunctive or other equitable relief, or damages that it may have as against Snow Park or any of its Affiliates, insurers, predecessors and successors, directors, officers, agents or employees (the “Company Released Claims”). This release is intended to forever discharge, compromise and waive any Company Released Claim, known or unknown, based on any matter, cause or thing occurring prior to the date of this Agreement. Snow Park hereby releases and forever discharges any and all actual, threatened or potential claims, causes of action, rights, demands, requests for injunctive or other equitable relief, or damages that it may have as against the Company, or any of its Affiliates, insurers, predecessors and successors, directors, officers, agents, or employees (“Snow Park Released Claims”). This release is intended to forever discharge, compromise and waive any Snow Park Released Claim, known or unknown, based on any matter, cause or thing occurring prior to the date of this Agreement. Nothing in this Agreement is intended or should be construed to release, waive, compromise or discharge any obligation of the parties to this Agreement to perform pursuant to this Agreement.

10.	Promptly following the execution of this Agreement, the Company shall issue a press release (the “Press Release”) in the form attached hereto as Exhibit B. Prior to the issuance of the Press Release, neither the Company nor Snow Park shall issue any press release or public announcement regarding this Agreement without the prior written consent of the other party. The Company may also file with the SEC a Current Report on Form 8-K that may include this Agreement and the Press Release. Except for such Press Release and the Form 8-K filing, neither the Company nor Snow Park shall make any public announcement or statements with respect to this Agreement or the matter covered herein that is inconsistent with or contrary to the statements made in the Press Release, except as otherwise required by law or the rules of any stock exchange.

11.	Until the Expiration Time, the Company and Snow Park shall each refrain from making, and shall cause their respective Affiliates and its and their respective principals, directors, members, general partners, officers and employees not to make or cause to be made, any statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other Persons that constitutes an ad hominem attack on, or otherwise disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of (or distributing, disseminating or republishing any such statements or announcements made by Third Parties) (a) in the case of Snow Park: the Company or any of its Affiliates, subsidiaries or advisors, or any of its or their respective current or former officers, directors or employees (including, without limitation, any statements or announcements regarding the Company’s strategy, operations, transactions or proposed transactions, performance, products or services), and (b) in the case of the Company: Snow Park and Snow Park’s advisors, their respective principals, directors, members, general partners, officers, or employees or any Person who has served in any such capacity with respect to Snow Park and Snow Park’s advisors.

12.	No more than once per fiscal quarter until the earlier of (i) the Expiration Time or (ii) such time that Snow Park and its Affiliates beneficially or economically own less than 2.5% of the Company’s outstanding shares of Common Stock (but only when the Company’s trading window is open and otherwise in accordance with the Company’s trading and disclosure policies), the New Director shall be made reasonably available to Snow Park to discuss matters concerning the Company to the extent such information is otherwise publicly available. Notwithstanding the foregoing, Snow Park shall not request to receive, or knowingly and willingly accept, any confidential information concerning the Company, its subsidiaries or their respective businesses, in each case, including from the New Director, and the Company shall not provide any such confidential information to Snow Park. The Company shall not be responsible for compliance by Snow Park with securities laws, including relating to insider trading.

13.	The Company and Snow Park each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, the non-breaching party will be entitled to seek injunctive and other equitable relief, without proof of actual damages, that the breaching party will not plead in defense thereto that there would be an adequate remedy at law, and that the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

14.	As used in this Agreement, the term (a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become Affiliates of any Person subsequent to the date of this Agreement; provided, that “Affiliates” of a Person shall not include any entity, solely by reason of the fact that one or more of such Person’s employees or principals serves as a member of its board of directors or similar governing body, unless such Person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act); (b) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rules 13d-3 and 13d-5(b)(l) promulgated under the Exchange Act; (c) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed; (d) “Expiration Time” means the close of business on the date that is thirty (30) days prior to the first day of the time period, established pursuant to the Company’s By-Laws, for stockholders to deliver notice to the Company of director nominations to be brought before the Company’s 2019 Annual Meeting of Stockholders; (e) “Independent” means that a Person (x) (i) shall not be an employee, director, general partner, manager or other agent of Snow Park or of any Affiliate of Snow Park and (ii) shall not be a limited partner, member or other investor in Snow Park or any Affiliate of Snow Park, and (y) (i) shall be an independent director of the Company under the Company’s independence guidelines, applicable law and the rules and regulations of the SEC and the New York Stock Exchange listing standards and (ii) shall not have any “family relationship” (as defined in Item 401(d) of Regulation S-K) or material social relationship with any Company director or officer; (f) “Person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (g) “SEC” means the U.S. Securities and Exchange Commission; (h) “Third Party” means any Person that is not a party to this Agreement or an Affiliate thereof, a member of the Board, a director or officer of the Company, or legal counsel to any party to this Agreement; and (i) “Voting Securities” shall mean the shares of Common Stock of the Company and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies.

15.	Each party to this Agreement shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby; provided, however, that the Company shall reimburse Snow Park for its reasonable, out-of-pocket related fees and expenses in connection with its investment in the Company, including fees and expenses of counsel for Snow Park, in an amount not to exceed in the aggregate $75,000.

16.	This Agreement may be executed by the parties hereto in separate counterparts (including by fax and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

17.	This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflict of laws principles.

18.	All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when delivered in person, by electronic mail, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company to:

Cedar Realty Trust, Inc.

44 South Bayles Avenue

Port Washington, New York 11050

Attn: Roger M. Widmann

Email: roffice@rogerwidmann.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02110

Attn:   Joseph L. Johnson III

   Yoel Kranz

   Andrew Goodman

Email: jjohnson@goodwinlaw.com

    ykranz@goodwinlaw.com

    agoodman@goodwinlaw.com

If to Snow Park:

Snow Park Capital Partners LP

515 Madison Avenue, 20th Floor

New York, New York 10022

Attn:    Jeffrey Pierce

Email   jpierce@snowparkcap.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attn:     Steve Wolosky

     Ryan Nebel

Email:  swolosky@olshanlaw.com

             rnebel@olshanlaw.com

At any time, any party may, by notice given in accordance with this paragraph to the other party, provide updated information for notices hereunder.

19.	This Agreement constitutes the only agreement between Snow Park and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties hereto. This Agreement is personal to the parties hereto and no party hereto may assign or otherwise transfer (including by operation of law) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party hereto. Any purported transfer without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

20.	Each party acknowledges that it has received adequate information to enter into this Agreement, that is has not relied on any promise, representation or warranty, express or implied not contained in this Agreement and that it has been represented by counsel in connection with this Agreement. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party shall have no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

21.	This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Persons.

22.	Any provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provisions of this Agreement in any other jurisdiction. In addition, the parties agree to use their reasonable commercial efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any such term, provision, covenant or restriction that is held invalid, void or unenforceable by a court of competent jurisdiction.

[The remainder of this page is intentionally left blank.]

If you are in agreement with the foregoing, please countersign in the space provided below.

Very truly yours,

CEDAR REALTY TRUST, INC.

By:	/s/ Roger M. Widmann
Name: Roger M. Widmann
Title: Chairman of the Board and Director

The foregoing is hereby accepted and agreed:

SNOW PARK CAPITAL PARTNERS, LP

By:	/s/ Jeffrey Pierce
Name: Jeffrey Pierce
Title: Managing Partner

/s/ Jeffrey Pierce
Jeffrey Pierce

Exhibit A

By-Law Amendment

ARTICLE 9

AMENDMENT

The Board of Directors shall have the power to amend or repeal any provision of these By-Laws, except this Article 9, and to adopt new By-Laws. Stockholders of the Corporation shall have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to amend or repeal any provision of these By-Laws and to adopt new By-Laws, except that the stockholders shall not have the power to alter or repeal Section 8.01 or this Article 9 or adopt any provision of these By-Laws inconsistent with Section 8.01 or this Article 9, in either case without the approval of the Board of Directors.

Exhibit B

Company Press Release

[see Exhibit 99.2]

Schedule 1

Stock Ownership

Name	Beneficial Ownership
Snow Park Capital Partners Master Fund, LP
Snow Park Capital Partners GP, LLC
Snow Park Capital Partners, LP
Snow Park Capital Management, LLC
Jeffrey Pierce
Total	3,540,734 Shares of Common Stock